UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

MANAGED FUTURES PREMIER WARRINGTON L.P.
 (Exact name of registrant as specified in its charter)

New York	000-52603	20-3845577
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Warrington GP, LLC
200 Crescent Court, Suite 520
Dallas, Texas 75201
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:       (214) 230-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.01          Changes in Registrant’s Certifying Accountant.
(a) On July 24, 2017, the General Partner approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the registered public accounting firm for the Registrant.
The audit reports of Deloitte on the Registrant’s financial statements as of and for the two most recent fiscal years (ending December 31, 2016 and December 31, 2015) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Registrant’s two most recent fiscal years (ending December 31, 2016 and December 31, 2015) and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, there were no disagreements between the Registrant and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter thereof in its report on the financial statements of the Registrant for such periods.  During the Registrant’s two most recent fiscal years (ending December 31, 2016 and December 31, 2015) and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).
The General Partner, on behalf of the Registrant, has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant set forth above.
 (b)  On July 24, 2017, the General Partner, on behalf of the Registrant, approved the engagement of Weaver as the independent registered public accounting firm for the Registrant.  During the Registrant’s two most recent fiscal years (ending December 31, 2016 and December 31, 2015) and the interim period prior to engaging Weaver, neither the Registrant, the General Partner, nor anyone on their behalf consulted Weaver, on behalf of the Registrant, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.
Item 8.01          Other Events.
While the primary commodity broker and futures commission merchant for Managed Futures Premier Warrington L.P. (the “Registrant”) continues to be Wells Fargo Securities, LLC, the Registrant has entered into additional commodity futures customer agreements with: (i) Wedbush Futures, a division of Wedbush Securities, Inc.  (“Wedbush”), a California corporation, dated as of March 13, 2017 (the “Wedbush Customer Agreement”), and (ii) ADM Investor Services, Inc. (“ADM”), a Delaware corporation, dated as of April 21, 2017, (the “ADM Customer Agreement” and, together with the Wedbush Customer Agreement, the “Customer

Agreements”). A de minimis level of trading is expected to occur in both the Wedbush and ADM accounts.
Pursuant to the Customer Agreements, Wedbush and ADM will purchase and sell commodity interest contracts on behalf of the Registrant in accordance with the instructions of Warrington GP, LLC, the Registrant’s general partner (the “General Partner”).  The Customer Agreements also provide that Wedbush and ADM will hold a portion of the Registrant’s assets in an account in the Registrant’s name as margin or collateral for such contracts traded, and provide clearing services for such trades.  The assets held in the Registrant’s account will be segregated as customer funds.
Pursuant to the Customer Agreements, the Registrant shall pay Wedbush and ADM any brokerage charges, commissions and service fees as may from time to time be agreed between the parties.
The Customer Agreements may be terminated by either party to such agreement upon notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Managed Futures Premier Warrington L.P.

By: Warrington GP, LLC, General Partner

By:	/s/ Scott C. Kimple
Name: Scott C. Kimple
Title: Sole Manager

Date:  July 28, 2017